   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998



                                                      REGISTRATION NO. 333-59391

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------
                          NEWFIELD EXPLORATION COMPANY

                           NEWFIELD FINANCIAL TRUST I


                          NEWFIELD FINANCIAL TRUST II


           (Exact Name of Registrants as specified in their charters)

                      DELAWARE                                             71-1133047
                      DELAWARE                                             APPLIED FOR
                      DELAWARE                                             APPLIED FOR
  (State or other jurisdiction of incorporation or            (I.R.S. Employer Identification No.)
                    organization)


                                                                        TERRY W. RATHERT
                                                                   VICE PRESIDENT -- PLANNING
                                                                AND ADMINISTRATION AND SECRETARY
           363 N. SAM HOUSTON PARKWAY E.,                        363 N. SAM HOUSTON PARKWAY E.,
                     SUITE 2020                                            SUITE 2020
                HOUSTON, TEXAS 77060                                  HOUSTON, TEXAS 77060
                   (281) 847-6000                                        (281) 847-6000
 (Address, including zip code, and telephone number,
                      including                         (Name, address, including zip code, and telephone
   area code, of Registrants' principal executive                            number,
                      offices)                             including area code, of agent for service)

                                    Copy to:


                   JAMES H. WILSON                                   J. DAVID KIRKLAND, JR.
               VINSON & ELKINS L.L.P.                                 BAKER & BOTTS, L.L.P.
                2300 FIRST CITY TOWER                                 3000 ONE SHELL PLAZA
                 1001 FANNIN STREET                                       910 LOUISIANA
              HOUSTON, TEXAS 77002-6760                              HOUSTON, TX 77002-4995
                   (713) 758-2222                                        (713) 229-1234
                (713) 758-2346 (FAX)                                  (713) 229-1522 (FAX)


                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                      AGGREGATE OFFERING        AMOUNT OF
             SECURITIES TO BE REGISTERED(1)(2)                   PRICE(3)(4)(5)      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Debt Securities(6)..........................................
Preferred Stock.............................................
Depositary Shares(7)........................................
Common Stock................................................
Securities Warrants.........................................
Preferred Securities of Trust...............................
Debentures(8)...............................................
Guarantees of Preferred Securities of Trust by Newfield
  Exploration Company(9)....................................
-------------------------------------------------------------------------------------------------------
          Total.............................................      $275,000,000           $81,125*
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


---------------


 *  Previously paid $73,750.


(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.


(2) This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the Debt Securities, Preferred Stock, Depositary Shares, Securities Warrants, Preferred Securities of Trust or Debentures registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.


(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).


(4) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the Debt Securities, Preferred Stock, Depositary Shares, Preferred Securities of Trust or Debentures registered hereunder.


(5) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, the issuance by the Registrants of the securities registered hereunder.

(6) The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount by an amount such that the gross proceeds to be received by Newfield Exploration Company shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $275,000,000, or the equivalent thereof in foreign currencies or composite currencies.


(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event that Newfield Exploration Company elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.


(8) The Debentures of Newfield Exploration Company will be purchased by Newfield Financial Trust I or Newfield Financial Trust II with the proceeds from the applicable sale of Preferred Securities of Newfield Financial Trust I or Newfield Financial Trust II.


(9) No separate consideration will be received for the Guarantee or back-up undertakings of Newfield Exploration Company. Includes the rights of holders of the Preferred Securities under the applicable Guarantee and back-up undertakings, consisting of obligations of Newfield Exploration Company as set forth in the respective Trust Agreements of Newfield Financial Trust I or Newfield Financial Trust II (including the obligation to pay expenses of Newfield Financial Trust I or Newfield Financial Trust II, as applicable) and the applicable Indenture governing the Debentures of Newfield Exploration Company, in each case as further described in the Registration Statement.



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Registration Statement consists of two separate Prospectuses, covering registration of the offering, issuance and sale of:



          (1) Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Securities Warrants of Newfield Exploration Company; and



          (2) Preferred Securities of Newfield Financial Trust I and Newfield Financial Trust II, Debentures and a Guarantee of Newfield Exploration Company and Common Stock of Newfield Exploration Company that may be issued upon conversion of the Preferred Securities.

PROSPECTUS


                          NEWFIELD EXPLORATION COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                              SECURITIES WARRANTS


                             ---------------------


    Newfield Exploration Company ("Newfield" or the "Company") may offer and sell from time to time pursuant to this Prospectus (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, par value $.01 per share, of the Company ("Common Stock") or (iv) warrants ("Securities Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities. The aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Securities Warrants (collectively, the "Securities") which may be sold pursuant to this Prospectus will not exceed $275,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. Any Securities may be offered separately or as units with other Securities.



    The specific terms of the particular Securities to be issued will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), which will be delivered together with this Prospectus, including, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior, senior subordinated or subordinated Debt Securities, maturity, rate or rates (or method of determining the same) and time or times for the payment of interest, if any, any exchangeability or conversion terms, any terms for optional or mandatory redemption or repurchase, or payment of additional amounts or any sinking fund provisions, the designation of the trustee acting under the applicable indenture, and any other specific terms of such Debt Securities, (ii) in the case of Preferred Stock, the specific designation, number of shares and liquidation value thereof and the dividend, liquidation, redemption, voting and other rights, including conversion or exchange rights, if any, and any other special terms, as well as whether interests in the Preferred Stock will be represented in Depositary Shares, (iii) in the case of Common Stock, the number of shares, and (iv) in the case of Securities Warrants, the number and terms thereof, the designation and number or amount of Securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof. The Prospectus Supplement will also contain information regarding the public offering price, the net proceeds to the Company and, where applicable, the United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement and a description of certain factors that should be considered in connection with an investment in the Securities covered by the Prospectus Supplement.



    The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.




                             ---------------------


    The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "NFX." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Prospectus Supplement will state whether any other Securities offered thereby will be listed on a securities exchange.


                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

    This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 4, 1998.

                             AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is traded on the NYSE and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission under the Exchange Act (File No. 1-12534), are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


          (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;



          (c) Current Report on Form 8-K filed with the Commission on August 28, 1998; and



          (d) description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 4, 1993.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests for such copies should be directed to James P. Ulm, II, Treasurer, Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060; telephone: (281) 847-6000.

                           FORWARD-LOOKING STATEMENTS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this document, including statements regarding business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources and the other factors set forth in the Company's filings incorporated by reference herein. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.


                                  THE COMPANY


     Newfield is an independent oil and gas company engaged in the exploration, development and acquisition of oil and natural gas properties located primarily in the Gulf of Mexico. The Company discovered and acquired its first oil and gas reserves in 1990 and has grown rapidly since that time. At December 31, 1997, the Company had proved reserves of 435.3 Bcfe. At such date, approximately 78% of the Company's proved reserves were natural gas and approximately 80% were proved developed.


     Newfield's strategy is to continue to expand its reserve base and increase its cash flow through exploration and the acquisition and exploitation of proved properties. The Company emphasizes the following elements in implementing this strategy:

     - Reserve growth through exploratory drilling of a balanced portfolio

     - Balance between exploration and acquisition and exploitation of proved properties


     - Geographic focus


     - Control of operations and costs

     - Use of 3-D seismic and other advanced technology

     - Equity ownership and other incentives to retain and attract employees

     The principal executive offices of the Company are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060; telephone: (281) 847-6000.

     Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."


                                USE OF PROCEEDS



     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities offered pursuant to this Prospectus and such Prospectus Supplement (the "Offered Securities") will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES



     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods as shown.



                                                                             SIX MONTHS
                                          YEAR ENDED DECEMBER 31,          ENDED JUNE 30,
                                    ------------------------------------   --------------
                                    1993    1994    1995    1996    1997    1997    1998
                                    -----   -----   -----   -----   ----   ------   -----
Ratio of earnings to fixed
  charges.........................  82.3x   31.2x   24.1x   28.3x   9.5x   13.6x    3.3x



     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.


                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will constitute either senior or senior subordinated debt of the Company ("Senior Debt Securities") or subordinated debt of the Company ("Subordinated Debt Securities"). Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities (constituting either senior or senior subordinated indebtedness) may be issued pursuant to one or more Senior Indentures (each a "Senior Debt Indenture") and Subordinated Debt Securities may be issued pursuant to a Subordinated Indenture ( the "Subordinated Debt Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the forms that have been filed as exhibits to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Debt Indentures and the Subordinated Debt Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The following summaries of anticipated provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Article or section references in parentheses below are to articles or sections in both Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company, and provisions relating to subordination and conversion.


     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described therein.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company and may be issued from time to time in one or more series. The Indentures do not limit the amount of Debt Securities, debentures, notes or other types of indebtedness that may be issued by the Company or any of its Subsidiaries nor do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. The rights of holders of Debt Securities will be limited to the assets of the Company and the Debt Securities will not be obligations of any of the Company's Subsidiaries. In addition, other than as may be set forth in any Prospectus Supplement, the Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a highly leveraged transaction by the Company.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) the classification as either Senior Debt Securities or Subordinated Debt Securities (including the further classification of Senior Debt Securities as either senior debt or senior subordinated debt);
(iii) whether the Offered Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate (the "Conversion Price") and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Offered Debt Securities; (v) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be issued in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which such exchanges may occur; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
(vii) the date or dates on which the Offered Debt Securities will mature; (viii) if other than the principal amount thereof, the portion of the principal amount of any Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof; (ix) the rate or rates per annum (or the method by which such will be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (x) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Debt Security on an Interest Payment Date will be paid; (xi) the person to whom any interest on any Registered Security shall be payable, if other than the person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the record date for such interest, and the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature; (xii) any mandatory redemption, sinking fund or analogous provisions; (xiii) each office or agency where, subject to the terms of the Indentures as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Indentures as described below under "Form, Exchange, Registration and Transfer," the Offered Debt Securities may be presented for registration of transfer or exchange; (xiv) the right of the Company to redeem the Offered Debt Securities at its option and the period or periods within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xv) the denominations in which any Offered Debt Securities that are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities that are Bearer Securities will be issuable, if other than the denomination of $5,000; (xvi) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities is payable if other than U.S. dollars, and, if payable in such currency or currencies at the election of the Company or a Holder thereof, the periods within which the terms and conditions upon which such election is to be made; (xvii) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xviii) information with respect to book-entry procedures, if any;
(xix) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Offered Debt Securities; and
(xx) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indentures. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security that is issued at a price lower than the principal amount payable upon the Stated Maturity thereof and that provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities that are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.


     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Trustee will serve initially as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part, or (iii) exchange any

Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)


     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)



     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)


     Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will act as Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Debt Securities will be described in the Prospectus Supplement relating to such series.

     Events of Default. Any one of the following events constitutes an Event of Default under each Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series of any Debt Securities other than that series), continued for 90 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Each Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series; provided, however, that the Trustee is not obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under each Indenture and as to any default in such performance. (Section 1006)

     Defeasance. If so specified with respect to any particular series of Debt Securities issued under an Indenture, the Company may discharge its indebtedness and its obligations or certain of its obligations under such Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Sections 1301-1303)

     Defeasance and Discharge. Each Indenture provides that, if so specified with respect to the Debt Securities of any series issued under such Indenture (other than convertible Subordinated Debt Securities), the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. (Sections 1302, 1304) Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of such Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     Covenant Defeasance. Each Indenture also provides that, if so specified with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. The obligations of the Company under such Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Indenture.

     Federal Income Tax Consequences. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. Modifications and amendments of any Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) change the Redemption Date with respect to any Debt Security, (c) reduce the principal amount of, or premium or interest on, any Debt Security, (d) change any obligation of the Company to pay additional amounts, (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (g) change the redemption right of any Holder, (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto, (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (j) reduce the requirements contained in such Indenture for quorum or voting, (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture, (l) adversely affect the right to convert Subordinated Debt Securities, if applicable, (m) modify the provisions of the Subordinated Indenture with respect to subordination of any Subordinated Debt Security in any manner adverse to the Holder or (n) modify any of the above provisions. (Section 902)


     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture under which such series has been issued. (Section 1007) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive any past default under the applicable Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)


     Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currencies (including composite currencies) will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)


     Each Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section 1404)

     Consolidation, Merger and Sale of Assets. The Company, without the consent of the Holders of any of the outstanding Securities under either Indenture, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under such Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

     Notices. Except as otherwise provided in the Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

     Title. Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)


     Replacement of Securities and Coupons. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)


     Governing Law. The Indentures and the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

     Regarding the Trustee. The Trustee for each series of Debt Securities will be identified in the applicable Prospectus Supplement.

     Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Indentures), it must eliminate such conflict or resign. (Section 608)

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES


     Senior Debt Securities will be issued under a Senior Debt Indenture, and, except as contemplated by the immediately following paragraph, each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder. (Section 301)


     If the Senior Debt Securities are issued on a senior subordinated basis, the applicable Prospectus Supplement will describe the related subordination provisions. All Senior Debt Securities, whether issued on a senior or senior subordinated basis, will be senior in right of payment to each series of Subordinated Debt Securities.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. (Article Sixteen of the Subordinated Debt Indenture)


     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as Indebtedness (as defined below) of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Subordinated Debt Securities or to other Indebtedness which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company except in respect of deferred compensation in an aggregate amount not to exceed $10,000,000 at any one time,
(b) Indebtedness to trade creditors, (c) any liability for taxes owed or owing by the Company, and (d) the Subordinated Debt Securities. "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clause (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.


     The Subordinated Debt Indenture provides that no payment may be made by the Company on account of the principal of or any premium or interest on the Subordinated Debt Securities, or to acquire any of the Subordinated Debt Securities (including repurchases of Subordinated Debt Securities at the option of the Holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the Subordinated Debt Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist. (Section 1601 of the Subordinated Debt Indenture)


     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of the Company on account of the principal of or any premium or interest on the Subordinated Debt Securities, or to acquire or repurchase any of the Subordinated Debt Securities for cash or property, or on account of any redemption provisions of the Subordinated Debt Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Subordinated Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Subordinated Debt Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and
(ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period. (Section 1601 of the Subordinated Debt Indenture)

     Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of or any premium or interest on the Subordinated Debt Securities (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the Subordinated Debt Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. (Section 1601 of the Subordinated Debt Indenture)


     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) is received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness. (Section 1601 of the Subordinated Debt Indenture)



     No provisions contained in the Subordinated Debt Indenture or the Subordinated Debt Securities will affect the obligation of the Company, which is absolute and unconditional, to pay principal of and any premium and interest on the Subordinated Debt Securities as and when the same shall become due and payable. The subordination provisions of the Subordinated Debt Indenture and the Subordinated Debt Securities will not prevent the occurrence of any Event of Default under the Subordinated Debt Indenture or limit the rights of the Trustee or any Holder, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities. (Sections 501 and 1601 of the Subordinated Debt Indenture)


     The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.


     By reason of such subordination, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding involving the Company or an assignment for the benefit of creditors of the Company or any of its subsidiaries or a marshaling of assets or liabilities of the Company or its subsidiaries, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the Conversion Price set forth in the Prospectus Supplement, subject to adjustment. (Section 1502 of the Subordinated Debt Indenture) The Holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)


     In certain events, the Conversion Price will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include: (a) any payment of a dividend (or other distribution) payable in Common Stock on any class of Capital Stock of the Company, (b) any subdivision, combination or reclassification of Common Stock, (c) any issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (as determined in accordance with the Subordinated Debt Indenture) of Common Stock; provided, however, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (d) any distribution to all holders of Common Stock of evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding regular dividends and distributions paid exclusively in cash), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its Subsidiaries for Common Stock that involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and
(ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. (Section 1504 of the Subordinated Debt Indenture)


     In the event that the Company distributes rights or warrants (other than those referred to in (c) in the preceding paragraph) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Holder of any convertible Subordinated Debt Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of

Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Subordinated Debt Security was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants. The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants. (Section 1504 of the Subordinated Debt Indenture)


     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the Holder is to receive. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

     In the case of any reclassification, consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (with certain exceptions), or in case of any conveyance, transfer or lease of the assets of the Company substantially as an entirety, each convertible Subordinated Debt Security then outstanding will, without the consent of any Holder thereof, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of Common Stock into which such Subordinated Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares. (Section 1505 of the Subordinated Debt Indenture)

                          DESCRIPTION OF CAPITAL STOCK



     Pursuant to the Company's Second Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), the Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of July 31, 1998, the Company had 36,191,985 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.


COMMON STOCK

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of common stockholders and do not have cumulative voting rights.

     Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding preferred stock. The Company does not intend to pay cash dividends on the Common Stock in the foreseeable future. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of a series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The following description of the Preferred Stock summarizes certain provisions of the Company's Certificate of Incorporation filed as an exhibit to the Registration Statement to which this Prospectus relates and is subject to and qualified in its entirety by reference to the statements of designations that will be filed with the Commission promptly after the offering of such series of Preferred Stock.

     General. Under the Company's Certificate of Incorporation, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, with such voting powers, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors. As of the date of this Prospectus, no shares of Preferred Stock are outstanding or designated as to series. It is not possible to state the actual effect of the authorization and issuance of a new series of Preferred Stock upon the rights of holders of the Common Stock and other series of Preferred Stock unless and until the Board of Directors determines the attributes of such new series of Preferred Stock and the specific rights of its holders. Such effects might include, however, (i) restrictions on dividends on Common Stock and other series of Preferred Stock if dividends on such new series of Preferred Stock have not been paid; (ii) dilution of the voting power of Common Stock and other series of Preferred Stock to the extent that such new series of Preferred Stock has voting rights, or to the extent that any such new series of Preferred Stock is convertible into Common Stock; (iii) dilution of the equity interest of Common Stock and other series of Preferred Stock; and (iv) limitation on the right of holders of Common Stock and other series of Preferred Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference attributable to such new series of Preferred Stock. While the ability of the Company to issue Preferred Stock provides flexibility in connection with possible acquisitions and other corporate purposes, its issuance could be used to impede an attempt by a third party to acquire a majority of the outstanding voting stock of the Company.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of the

Preferred Stock, if any. Holders of Preferred Stock will have no preemptive rights to subscribe for or purchase shares of capital stock.

     The Preferred Stock will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation of such Preferred Stock, the number of shares offered and the liquidation value thereof;
(ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate; (iv) the liquidation preference thereof; (v) any redemption or sinking fund provisions;
(vi) any conversion or exchange provisions of such Preferred Stock; and (vii) any additional rights, preferences, qualifications, limitations and restrictions of such Preferred Stock.

     Dividend Rights. The holders of Preferred Stock of each series will be entitled to receive, in preference to the holders of Common Stock, when and as declared by the Board of Directors of the Company out of assets legally available therefor, cash dividends, which may be cumulative for each series or non-cumulative, at the annual rate for such series fixed by the Board of Directors in creating such series, payable quarterly on such dates as may be so fixed by the Board of Directors. No dividends may be paid upon the Common Stock if the Company is in arrears in paying dividends on any series of Preferred Stock for which dividends are cumulative. Accumulations of dividends on the Preferred Stock will not bear interest.

     Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, prior to any distribution to the holders of Common Stock, in each case up to the liquidation amount fixed by the Board of Directors in creating such series, plus an amount equal to all dividends accrued and unpaid thereon up to the distribution date.

     Voting Rights. The holders of the Preferred Stock will be entitled to one vote per share, and the holders of all series of Preferred Stock shall vote together with the holders of Common Stock as one class, except as expressly required by applicable law.

DEPOSITARY SHARES

     General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     If required by law or applicable securities exchange rules, engraved Depositary Receipts will be prepared. Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.


     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.


     Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.


     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.



     Withdrawal of Preferred Stock. Upon surrender of Depositary Receipts at the principal office of the Depositary, subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

     Miscellaneous. The Depositary will forward to holders of Depository Receipts all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services L.L.C.

ANTI-TAKEOVER PROVISIONS


     The Certificate of Incorporation and the Company's Restated Bylaws (the "Bylaws") of the Company and the Delaware General Corporation Law (the "DGCL") include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's Board of Directors rather than pursue non-negotiated takeover attempts.


     Stockholder Action by Written Consent. Under the DGCL, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. The Certificate of Incorporation and the Bylaws of the Company provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock is required to approve any merger or consolidation of the Company or any sale or transfer of all or substantially all of the assets of the Company.


     Blank Check Preferred Stock. The Certificate of Incorporation of the Company authorizes blank check Preferred Stock. The Board of Directors of the Company can set the voting, redemption, conversion and other rights relating to such Preferred Stock and can issue such stock in either a private or public transaction. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.


     Delaware Takeover Statute. The Company is subject to Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder (i.e., any person owning 15% or more of the Company's outstanding voting stock) from engaging in a business combination (as defined below) with a Delaware corporation for a period of three years from the time such person becomes an interested stockholder of such corporation, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or (iii) on or subsequent to the time of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.


     Section 203 defines a "business combination" to include (i) any merger or consolidation involving a corporation and an interested stockholder, (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested stockholder, (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder, (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                       DESCRIPTION OF SECURITIES WARRANTS


     The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock, Depositary Shares or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Securities Warrant Agreements.



     Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of and information relating to such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations, and terms of the series of Debt Securities purchasable upon exercise of Securities Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise; (ii) the number of shares of Common Stock purchasable upon the exercise of Securities Warrants to purchase Common Stock and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iii) the number of shares and series of Preferred Stock and/or Depositary Shares purchasable upon the exercise of Securities Warrants to purchase Preferred Stock and the price at which such number of shares of such series of Preferred Stock and/or Depositary Shares may be purchased upon such exercise; (iv) the designation and number of units of other securities purchasable upon the exercise of Securities Warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise; (v) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vi) United States Federal income tax consequences applicable to such Securities Warrants; (vii) the amount of Securities Warrants outstanding as of the most recent practicable date; and
(viii) any other terms of such Securities Warrants. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.



     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock, Depositary Shares, Common Stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.



     Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities, holders of such Securities Warrants will not have any of the rights of holders of Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock, Depositary Shares or Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.


                              PLAN OF DISTRIBUTION

GENERAL


     Any of the Securities offered hereby may be sold in any one or more of the following ways from time to time: (i) to or through underwriters; (ii) through dealers; (iii) directly to other purchasers or (iv) through agents.


     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


     In connection with the sale of Securities, underwriters may receive compensation from the Company or purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.



     During and after an offering through underwriters, such underwriters may purchase and sell the Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Securities sold for their account may be reclaimed by the syndicate if such Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

     Except for Common Stock, all Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.


     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against or contribution toward certain liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENT

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

                             VALIDITY OF SECURITIES


     The validity of the Securities will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by Baker & Botts, L.L.P., Houston, Texas.


                                    EXPERTS


     The consolidated financial statements of Newfield Exploration Company appearing in Newfield
Exploration Company's Annual Report (Form 10-K) for the year ended December 31, 1997, which is incorporated in this Prospectus and Registration Statement by reference, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements have been incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Certain information included or incorporated by reference in this Prospectus relating to the Company's proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

PROSPECTUS


                           NEWFIELD FINANCIAL TRUST I


                          NEWFIELD FINANCIAL TRUST II



                              PREFERRED SECURITIES


GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK
                                      OF,



                          NEWFIELD EXPLORATION COMPANY

                             ---------------------


     Newfield Financial Trust I and Newfield Financial Trust II, each a statutory business trust created under the laws of the State of Delaware (each individually, an "Issuer" and, collectively, the "Issuers"), may each offer and sell, pursuant to this Prospectus, preferred securities representing undivided beneficial ownership interests in the assets of such Issuer ("Preferred Securities"). Newfield Exploration Company ("Newfield" or the "Company") will directly or indirectly own all of the common securities representing undivided beneficial ownership interests in the assets of the Issuers ("Common Securities" and, together with the Preferred Securities, "Trust Securities"). Each Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds in subordinated debentures ("Debentures") to be issued by the Company to the applicable Issuer. The Debentures will be convertible into shares of common stock, par value $.01 per share ("Common Stock"), of the Company. The Company will guarantee ("Guarantees") to the extent set forth herein or in a Prospectus Supplement (as defined below) the payment obligations of the Issuers under their respective Preferred Securities. The aggregate initial offering price of the Preferred Securities that may be sold pursuant to this Prospectus will not exceed $275,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. Preferred Securities, Debentures and Guarantees are sometimes collectively referred to herein as "Securities." If any Securities are offered, they will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale.



     The specific terms of any Securities to be issued will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), which will be delivered together with this Prospectus, including, where applicable, (i) with respect to Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic distributions or method of calculating such rate, applicable extension period or distribution deferral terms, if any, conversion rights, and any terms of redemption and (ii) with respect to Debentures, the specific designation, aggregate principal amount, maturity, rate or rates (or method of determining the same) and time or times for the payment of interest, conversion terms, any terms for optional or mandatory redemption or repurchase, or payment of additional amounts or any sinking fund provisions, the designation of the trustee acting under the applicable indenture, and any other specific terms of such Debentures. The Prospectus Supplement will also contain information regarding the public offering price, the net proceeds and, where applicable, the United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement and a description of certain factors that should be considered in connection with an investment in the Securities covered by the Prospectus Supplement.



     Preferred Securities may be sold directly by the applicable Issuer to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or the applicable Issuer, or any underwriters, are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.



                             ---------------------


     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "NFX." The Prospectus Supplement will state whether the Securities offered thereby will be listed on a securities exchange.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.



               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 4, 1998.

                             AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is traded on the NYSE and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.



     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Issuers with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Issuers and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission under the Exchange Act (File No. 1-12534), are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


          (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;



          (c) Current Report on Form 8-K filed with the Commission on August 28, 1998; and



          (d) description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 4, 1993.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests for such copies should be directed to James P. Ulm, II, Treasurer, Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060; telephone: (281) 847-6000.

                           FORWARD-LOOKING STATEMENTS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this document, including statements regarding business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources and the other factors set forth in the Company's filings incorporated by reference herein. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks. All subsequent written and oral forward-looking statements attributable to the Company, the Issuers or persons acting on their behalf are expressly qualified in their entirety by such factors.


                                  THE COMPANY


     Newfield is an independent oil and gas company engaged in the exploration, development and acquisition of oil and natural gas properties located primarily in the Gulf of Mexico. The Company discovered and acquired its first oil and gas reserves in 1990 and has grown rapidly since that time. At December 31, 1997 the Company had proved reserves of 435.3 Bcfe. At such date, approximately 78% of the Company's proved reserves were natural gas and approximately 80% were proved developed.


     Newfield's strategy is to continue to expand its reserve base and increase its cash flow through exploration and the acquisition and exploitation of proved properties. The Company emphasizes the following elements in implementing this strategy:

     - Reserve growth through exploratory drilling of a balanced portfolio

     - Balance between exploration and acquisition and exploitation of proved properties


     - Geographic focus


     - Control of operations and costs

     - Use of 3-D seismic and other advanced technology

     - Equity ownership and other incentives to retain and attract employees

     The principal executive offices of the Company are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060; telephone: (281) 847-6000.

     Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                  THE ISSUERS



     Each of the Issuers is a statutory business trust created under Delaware law pursuant to (i) a separate trust agreement executed by the Company (as Depositor), the Delaware Trustee and one of the Administrative Trustees (each as defined herein) and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. In connection with an offering of Securities by an Issuer, such Issuer's trust agreement will be amended and restated in its entirety (as so amended and restated, a "Trust Agreement"). The Issuers exist for the sole purposes of (i) issuing and selling Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire Debentures issued by the Company, (iii) distributing payments received on such Debentures to holders of Trust Securities in the form of distributions and (iv) engaging in only those other activities necessary or incidental thereto. Accordingly, Debentures will be the sole assets of the Issuers and payments under Debentures will be the sole revenue of the Issuers. The term of the Issuers will be set forth in an applicable Prospectus Supplement.



     All of the Common Securities of each of the Issuers will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default (as defined herein) resulting from an Event of Default under the Indenture (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities -- Subordination of Common Securities." Upon consummation of an offering of Preferred Securities, the Company will own Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capitalization of the applicable Issuer.



     The business and affairs of each of the Issuers will be conducted by its trustees, which will be appointed by the Company as holder of the Common Securities. Pursuant to the applicable Trust Agreement, the number of trustees of each of the Issuers initially will be five. Three of the trustees (the "Administrative Trustees") will be persons who are employees or officers of, or affiliated with, the Company. A fourth trustee will be a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under such Trust Agreement. See "Description of the Preferred Securities." The fifth trustee will be a financial institution or an affiliate thereof that maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee".) The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees."



     The Property Trustee with respect to an Issuer will hold the title to any Debentures held by such Issuer for the benefit of holders of such Issuer's Trust Securities and will have the power to exercise all of the rights, powers and privileges as the holder of such Debentures. In addition, the Property Trustee of an Issuer will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of any Debentures held by such Issuer for the benefit of the holders of such Issuer's Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of Trust Securities out of funds from the Property Account. The trustee under the Company's Guarantee with respect to such Issuer (the "Guarantee Trustee")will hold such Guarantee for the benefit of the holders of the associated Preferred Securities. The Company, as the holder of all the Common Securities of each of the Issuers, will have the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, a majority of which will be Administrative Trustees. The duties and obligations of the Issuer Trustees will be governed by the applicable Trust Agreement. The rights of the holders of Preferred Securities, including economic rights, right to information and voting rights, will be as set forth in the applicable Trust Agreement and the Delaware Business Trust Act, as amended (the "Trust Act").



     The Company will pay, directly or indirectly, all ongoing costs and expenses of each of the Issuers. See "Description of the Debentures -- Expenses of Issuer." The principal corporate offices of each of the Issuers are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77006, and the telephone number of each of the Issuers is (281) 847-6000.

                                USE OF PROCEEDS


     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds to the Company from the sale of Debentures to an Issuer in connection with the investment by such Issuer of all the proceeds from the sale of Preferred Securities pursuant to this Prospectus and such Prospectus Supplement ("Offered Securities") will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.



                       RATIO OF EARNINGS TO FIXED CHARGES



     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods as shown.



                                                                             SIX MONTHS
                                          YEAR ENDED DECEMBER 31,          ENDED JUNE 30,
                                    ------------------------------------   --------------
                                    1993    1994    1995    1996    1997    1997    1998
                                    -----   -----   -----   -----   ----   ------   -----
Ratio of earnings to fixed
  charges.........................  82.3x   31.2x   24.1x   28.3x   9.5x   13.6x    3.3x



     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.

                    DESCRIPTION OF THE PREFERRED SECURITIES



     Except as may be set forth in a Prospectus Supplement, the terms of any Preferred Securities issued by the Issuers will be identical. Accordingly, while the following discussion refers to a single Issuer, it is equally applicable to Preferred Securities issued by either of the Issuers. This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) all the provisions of the Trust Agreement for the applicable Issuer (the form of which is filed as an exhibit to the Registration Statement and copies of which will be available for inspection at the corporate trust office of the Property Trustee in Charlotte, North Carolina) and (ii) the Trust Act. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference.



GENERAL



     Pursuant to the terms of the Trust Agreement, the Issuer Trustees, on behalf of the Issuer, will issue the Trust Securities in fully registered form without interest coupons. The Preferred Securities will represent preferred, undivided beneficial interests in the assets of the Issuer, and the Common Securities will represent common, undivided beneficial interests in the assets of the Issuer. All of the Common Securities will be owned by the Company. The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Trust Agreement will not permit the issuance by the Issuer of any securities other than the Trust Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or dissolution of the Issuer, will be guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "-- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Voting Rights; Amendment of the Trust Agreement."



DISTRIBUTIONS



     Rates, payment dates and other terms relating to Distributions on Offered Securities will be set forth in the Prospectus Supplement relating to such Offered Securities. Distributions on each Preferred Security will be payable at the same rate of interest payable on the Debentures. Distributions will accumulate from the date of original issuance, or the most recent Distribution Date (as defined below) and will be payable, unless deferred, quarterly in arrears, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.



     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture (as hereinafter defined) to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights (as defined below) pursuant to any Rights Agreement (as defined below), and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period. See "Description of the Debenture -- Option to Extend Interest Payment Period."



     Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities will be limited to payments under the Debentures. See "Description of the Debentures." If the Company does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) will be guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."



     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "-- Certain Book-Entry Procedures for Global Certificates."



CONVERSION RIGHTS



     The Preferred Securities will be convertible at any time through the close of business on the maturity date of the Debentures (or, in the case of Preferred Securities called for redemption, through the close of business on the Redemption Date), at the option of the holder thereof, into shares of Common Stock. The conversion rate and other terms of such conversion rights with respect to particular Offered Securities will be set forth in the Prospectus Supplement relating to such Offered Securities. Whenever the Company issues shares of Common Stock upon conversion of Preferred Securities and the Company has in effect at such time a stock purchase rights agreement ("Rights Agreement") under which holders of Common Stock are issued rights ("Rights") entitling the holders under certain circumstances to purchase an additional share or shares of Common Stock or other capital stock of the Company, the Company will issue, together with each such share of Common Stock, an appropriate number of Rights.



     A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities (if in certificated form), together with an irrevocable conversion notice, to the Property Trustee, as conversion agent or to such other agent appointed for such purpose (the "Conversion Agent"), which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Securities that are in the form of Global Certificates into shares of Company Common Stock will be as described under "-- Certain Book-Entry Procedures for Global Certificates." The Company's delivery, upon conversion, of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion.



     Accrued Distributions will not be paid on Preferred Securities that are converted, provided that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.



     Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.



SPECIAL EVENT EXCHANGE OR REDEMPTION



     At any time following the occurrence and the continuation of a Tax Event (as defined below) or an Investment Company Event (as defined below), the Property Trustee shall direct the Conversion Agent to exchange all outstanding Trust Securities for Debentures having a principal amount equal to the aggregate liquidation preference of the Trust Securities to be exchanged and with accrued interest in an amount equal to any unpaid Distributions on the Trust Securities, provided that, in the case of a Tax Event, the Company shall have the right to
(a) direct that less than all, or none, of the Trust Securities be so exchanged if and for so long as the Company shall have elected to pay any Additional Sums (as defined below) such that the net amounts received by the holders of Trust Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) redeem the Trust Securities in the manner set forth below.



     If a Tax Event shall occur or be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures at the principal amount thereof plus accrued and unpaid interest, in whole or in part, for cash on or after a date to be set forth in a Prospectus Supplement. Promptly following such redemption, Trust Securities with an aggregate liquidation preference equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation preference thereof plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Redemption Price.



     A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement and does not pertain to the use of the proceeds of the issuance of the Debentures, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes; or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.



     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Trust Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event that has occurred and is continuing.



     Holders of Preferred Securities, by receiving and accepting such Preferred Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.



DISTRIBUTION OF DEBENTURES



     At any time, the Company will have the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities in dissolution of the Issuer.



     After the liquidation date is fixed for any distribution of Debentures for Preferred Securities, (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC (as defined below) or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.



OPTIONAL REDEMPTION



     The Prospectus Supplement relating to Offered Securities will describe whether such Offered Securities will be subject to optional redemption, in whole or in part, by the Issuer and the terms of any such redemption.



MANDATORY REDEMPTION



     Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a Debenture Event of Default described under "Description of the Debentures -- Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by the Company, and the proceeds from such repayment will be applied to redeem Trust Securities having an aggregate liquidation preference equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Trust Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accrued and unpaid distributions on the Trust Securities to the date of redemption. Upon acceleration of the Debentures, the Trust Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "-- Special Event Exchange or Redemption," upon the occurrence of a Special Event, Trust Securities will be exchanged for Debentures unless, in the case of a Tax Event that has occurred and is continuing, the Company shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities as further set forth in "-- Special Event Exchange or Redemption."



REDEMPTION PROCEDURES



     Trust Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Trust Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."



     Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "-- Certain Book-Entry Procedures for Global Certificates." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities as of the relevant record dates for the related distribution dates. Subject to the preceding sentence, if notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except (i) the right of the holders of such Trust Securities to receive the redemption price, but without interest on such redemption price, and (ii) the right to convert such Preferred Securities into Common Stock in the manner described herein through the close of business on the Redemption Date, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.



     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.



     Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

     If less than all of the Trust Securities issued by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation preference of such Trust Securities to be redeemed shall be allocated pro rata among the Trust Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.



     Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.



SUBORDINATION OF COMMON SECURITIES



     Payment of Distributions on, and the redemption price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of such Trust Securities; provided, however, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the redemption price of, the Preferred Securities then due and payable.



     In the case of any Declaration Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.



LIQUIDATION DISTRIBUTION UPON DISSOLUTION



     In the event of any voluntary or involuntary dissolution of the Issuer (each, a "Liquidation"), each holder of the Trust Securities at that time will be entitled to receive, after satisfaction of liabilities to creditors, an aggregate principal amount of Debentures equal to the aggregate liquidation preference of Trust Securities held by such holder. If the Property Trustee determines that the distribution of the Debentures is not practicable, holders of the Trust Securities will be entitled to receive out of the assets of the Issuer, after satisfaction of the liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation preference per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"). See "-- Distribution of Debentures."



     If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.



     Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of Debentures to the holders of the Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to dissolve the Issuer (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption, conversion, or exchange of all of the Trust Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event, except in the case of a Tax Event that has occurred and is continuing following which the Company has elected (i) to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and the Company has not revoked any such election or failed to make such payment or (ii) to redeem all or some of the Preferred Securities as further set forth in "-- Special Event Exchange or Redemption."



DECLARATION EVENTS OF DEFAULT; NOTICE



     An event of default under the Indenture (a "Debenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Trust Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.



     Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Declaration Event of Default shall have been cured or waived. Except with respect to defaults in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee may withhold such notice if the Property Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Preferred Securities. The Company, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.



     The holders of a majority in liquidation preference of Preferred Securities may, by vote, on behalf of the holders of all Preferred Securities, waive any past Declaration Event of Default in respect of the Preferred Securities and its consequences, provided that if (a) the underlying Debenture Event of Default is not waivable under the Indenture, the Declaration Event of Default will also not be waivable or (b) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures ("Super Majority") to be waived under the Indenture, the Declaration Event of Default may only be waived by the vote of the holders of the same proportion in liquidation preference of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.



     If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above. See "-- Liquidation Distribution upon Dissolution." The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.



ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES



     If a Declaration Event of Default has occurred and is continuing, then the holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against the Company. In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as the holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may, to the fullest extent permitted by law, proceed to enforce such rights directly against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a Direct Action against the Company for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.



MERGER OR CONSOLIDATION OF ISSUER TRUSTEES



     Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.



MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATION OR REPLACEMENTS OF THE ISSUER



     The Issuer may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined below), except as described below or as described in "-- Liquidation Distribution upon Dissolution." The Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (c) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Issuer or such successor entity will be treated as a grantor trust for United States Federal income tax purposes, and
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities, consolidate, convert into, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, convert into, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.



VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT



     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.



     The Trust Agreement may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Preferred Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States federal income tax purposes or (iii) to qualify or maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Except as set forth below, the Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation preference) of the outstanding Trust Securities, acting as a single class, and
(ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided, however, if any amendment or proposal that would affect the powers, preferences or special rights of the Trust Securities would adversely affect the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the vote of a majority in liquidation preference of such class of Trust Securities. In addition to and notwithstanding the foregoing, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.



     If any proposed amendment of the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, the dissolution of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the Preferred Securities.



     During the period commencing on the date of occurrence of a Declaration Event of Default and ending upon the cure of such Declaration Event of Default, and in other limited circumstances, the holders of a majority in aggregate liquidation preference of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Debentures, but excluding the right to direct the Property Trustee to consent to an amendment, modification or termination of the Indenture. So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of Trust Securities voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Company, obtain an opinion of counsel to the effect that the Trust will not be taxed as a corporation or partnership for United States federal income tax purposes on account of such action. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Debentures.



     A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.



     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.



     No vote or consent of the holders of Preferred Securities is required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.



     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company, the Issuer Trustees or any affiliate of any Issuer Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.



     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Certain Book-Entry Procedures for Global Certificates."



     Holders of the Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY



     Payments in respect of the Preferred Securities shall be made to The Depository Trust Company ("DTC"), which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.



CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES



     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. The Preferred Securities will be issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). A fully registered global Preferred Securities certificate (the "Global Certificates") will be issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC.



     The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement system and are subject to change from time to time. The Issuer and the Company take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.



     DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").



     DTC has advised the Issuer and the Company that its current practice is to credit, on its internal system, the respective liquidation preference or number of securities of the individual beneficial interests represented by the Global Certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).



     As long as DTC, or its nominee, is the registered holder of the Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities.



     Except in the limited circumstances described below under " -- Exchanges of Book-Entry Certificates for Certificated Preferred Securities", owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in definitive form and will not be considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the Preferred Securities.



     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.



     Payments of Distributions on the Global Certificate will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



     The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of the Global Certificate representing the Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference or number of securities represented by the Global Certificate for the Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in the Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.



     Interests in the Global Certificate will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.



     DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of certificates for Preferred Securities (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificate are credited and only in respect of such portion of the aggregate liquidation preference of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Certificate for legended Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.



     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Certificate, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Underwriters, the Property Trustee nor any of their respective agents has any responsibility for the performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificate.



     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of interest of each Participant to be redeemed in accordance with its procedures.



     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus

Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).



     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Securities certificates representing such Preferred Securities will be required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Preferred Securities will be printed and delivered.



EXCHANGES OF BOOK-ENTRY CERTIFICATES FOR CERTIFICATED PREFERRED SECURITIES



     A beneficial interest in a Global Certificate may not be exchanged for certificated Preferred Securities unless (i) DTC (x) notifies the Issuer and the Company that it is unwilling or unable to continue as depositary for the Global Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuer and the Company thereupon fail to appoint a successor depositary, (ii) the Issuer and the Company, at their option, notify the Property Trustee in writing that they elect to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event which after notice or lapse of time or both would be a Declaration Event of Default. In all cases, certificated Preferred Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the liquidation preference or number of securities of the Global Certificate.



TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT



     The Property Trustee will act as transfer agent, registrar and paying, conversion and exchange agent for the Preferred Securities.



     Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.



INFORMATION CONCERNING THE PROPERTY TRUSTEE



     The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.



MISCELLANEOUS



     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified for United States federal income tax purposes as a grantor trust and so that the Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities, except as otherwise provided in the first sentence of the second paragraph under "-- Voting Rights; Amendment of the Trust Agreement."



     Holders of the Preferred Securities will have no preemptive or similar rights.



     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.



GOVERNING LAW



     The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.



                         DESCRIPTION OF THE DEBENTURES



     Set forth below is a description of the specific terms of the Debentures in which the Issuers will invest the proceeds from the issuance and sale of Trust Securities. The Debentures will be issued under a Junior Convertible Subordinated Indenture (the "Indenture") between the Company and First Union National Bank, as trustee (the "Debenture Trustee"), the form of which is filed as an exhibit to the Registration Statement and copies of which will be available for inspection at the corporate trust office of the Debenture Trustee in Charlotte, North Carolina. There will be a separate Indenture for the Debentures issued to a particular Trust. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.



GENERAL



     The Debentures will be unsecured and rank junior and subordinate in right of payment to all Senior Debt of the Company. The Indenture will not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See " -- Subordination."



     Concurrently with the issuance of the Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in the Debentures. The Debentures will be in the principal amount equal to the aggregate stated liquidation preference of the Preferred Securities plus the Company's concurrent investment in the Common Securities.



     The Debentures will not be subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, as set forth in a Prospectus Supplement relating to the Debentures.

INTEREST



     The Debentures will bear interest at an annual rate per annum set forth in a Prospectus Supplement relating to the Debentures, payable quarterly in arrears on the dates set forth in such Prospectus Supplement (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date, subject to certain exceptions. It is anticipated that, until the dissolution, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.



GLOBAL SECURITIES



     If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution of the Issuer, including a dissolution following the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Security described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.



     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.



     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.



     If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depositary for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Certain Book-Entry Procedures for Global Certificates." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such depositary is unable or unwilling to continue as a depositary for the Global Securities.



     None of the Company, the Debenture Trustee, any Paying Agent or the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed by the Company within 90 days, (ii) if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iv) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.



PAYMENT AND PAYING AGENTS



     Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.



     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.



OPTION TO EXTEND INTEREST PAYMENT PERIOD



     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to recognize interest income for United States Federal income tax purposes.



     During any such Extension Period, the Company may not, and may not cause any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,

(b) redemptions or purchases of any Rights pursuant to any Rights Agreement and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is (or, if no Preferred Securities are outstanding, the Debenture Trustee is) required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.



MANDATORY REDEMPTION



     Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, the Company will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.



OPTIONAL REDEMPTION



     The Prospectus Supplement relating to Debentures will describe whether the Debentures will be subject to optional redemption, in whole or in part, by the Company and the terms of any such redemption. For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Trust Securities in accordance with their terms.



     To the extent set forth in the Prospectus Supplement, the Company also will have the right to redeem the Debentures, at the principal amount thereof plus accrued and unpaid interest, if a Tax Event shall occur and be continuing.



REDEMPTION PROCEDURES



     Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities -- Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES



     At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities in dissolution of the Issuer. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "-- Global Securities."



CONVERSION OF THE DEBENTURES



     The Debentures will be convertible at the option of the holders of the Debentures into Common Stock, at any time prior to redemption or maturity, at a rate equivalent to the conversion rate from time to time in effect with respect to the Preferred Securities. The Issuer will covenant for so long as the Preferred Securities are outstanding not to convert Debentures, except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Common Stock on behalf of such holder. The Company's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.



MODIFICATION OF INDENTURE



     From time to time, the Company and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture will contain provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "-- Option to Extend Interest Payment Period") or reduce the premium payable upon the redemption thereof, or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding,
(a) no such
modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of the Preferred Securities then outstanding unless and until the principal of and any premium on the Debentures and all accrued and unpaid interest thereon has been paid in full and (b) where a consent under the Indenture would require the consent of each holder of Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities.



DEBENTURE EVENTS OF DEFAULT



     The Indenture will provide that any one or more of the following described events that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Debentures:



          (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);



          (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise;



          (iii) failure by the Company to deliver shares of Common Stock upon an appropriate election by holders of Debentures to convert such Debentures;



          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or to the Debenture Trustee and the Company from the holders of at least 25% in aggregate outstanding principal amount of such Debentures or from the holders of at least 25% in aggregate liquidation preference of the Preferred Securities; or



          (v) certain events in bankruptcy, insolvency or reorganization of the Company.



     The holders of a majority in aggregate outstanding principal amount of the Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee consistent with the Indenture. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal and accrued interest due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.



     The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture, provided, however, that if the Debentures are held by the Trust, such waiver will not be effective until the holders of a majority in liquidation preference of Trust Securities have consented to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver will not be effective until each holder of the Trust Securities has consented to such waiver. Should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.



     In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Property Trustee will have the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.



ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES



     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.



CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS



     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Debentures and under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.



     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.



EXPENSES OF ISSUER



     Pursuant to the Indenture, the Company will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or Common Securities the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities.



SATISFACTION AND DISCHARGE



     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.



SUBORDINATION



     In the Indenture, the Company will covenant and agrees that any Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether now existing or hereinafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Debentures, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.



     In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures.



     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.



     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.



     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures, provided, however, that Senior Debt does not include:



          (i) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company;



          (ii) any Debt of the Company to any of its subsidiaries;



          (iii) Debt to any employee of the Company;



          (iv) any liability for taxes;

          (v) Debt or other monetary obligations to trade creditors created or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and



          (vi) the Debentures.



     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company.



GOVERNING LAW



     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.



INFORMATION CONCERNING THE DEBENTURE TRUSTEE



     The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.



                          DESCRIPTION OF THE GUARANTEE



     A Guarantee will be executed and delivered by the Company, concurrently with the issuance by an Issuer of the Preferred Securities, for the benefit of the holders from time to time of such Preferred Securities. First Union National Bank will act as the Guarantee Trustee under such Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable Guarantee (the form of which is filed as an exhibit to the Registration Statement and copies of which is available at the corporate trust offices of the Guarantee Trustee in Charlotte, North Carolina). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the applicable Preferred Securities.



GENERAL



     Pursuant to and to the extent set forth in the Guarantee, the Company irrevocably will agree to pay in full on a subordinated basis, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.



     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but it will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the

Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.



     The Company will, through the Guarantee, the Trust Agreement, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."



     The Company also will agree separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.



STATUS OF THE GUARANTEE



     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and ranks pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.



     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee will not place a limitation on the amount of additional indebtedness that may be incurred by the Company or any of its subsidiaries.



AMENDMENTS AND ASSIGNMENT



     Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-Voting Rights; Amendment of the Trust Agreement". All guarantees and agreements contained in the Guarantee bind the successors, assigns, receivers, trustees and representatives of the Company and inure to the benefit of the holders of the Preferred Securities then outstanding.



CERTAIN COVENANTS OF THE COMPANY



     The Company will covenant in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums in respect of the Trust Securities, the Company will pay to the Issuer such Additional Sums. The Company also will covenant that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to any Rights Agreement and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. The Company also covenanted (i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (iii) not to voluntarily dissolve the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in dissolution of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes and (vi) to deliver shares of Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Common Stock.



     As part of the Guarantee, the Company will agree to honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.



EVENTS OF DEFAULT



     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.



     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Company has waived any right or remedy to require that any action be brought just against the Issuer, or any other person or entity, before proceeding directly against the Company.



     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.



INFORMATION CONCERNING THE GUARANTEE TRUSTEE



     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the

Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.



TERMINATION OF THE GUARANTEE



     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon dissolution of the Issuer, upon the distribution, if any, of Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.



GOVERNING LAW



     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.



                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,


                        THE DEBENTURES AND THE GUARANTEE



FULL AND UNCONDITIONAL GUARANTEE



     Payments of Distributions and other amounts due on any Preferred Securities (to the extent the applicable Issuer has funds available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the applicable Debentures, the applicable Indenture, the applicable Trust Agreement and the applicable Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on such Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.



SUFFICIENCY OF PAYMENTS



     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures is equal to the sum of the aggregate stated liquidation preference of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Debentures match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company pays for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.



ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES



     A holder of any Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.



     A default or event of default under any Senior Debt of the Company will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.



LIMITED PURPOSE OF ISSUERS



     The Preferred Securities evidence a beneficial interest in the applicable Issuer, and the Issuers exist for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from the Company the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from the Company under the applicable Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.



RIGHTS UPON DISSOLUTION



     Upon any voluntary or involuntary dissolution of the Issuer involving the liquidation of the Debentures, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                          DESCRIPTION OF CAPITAL STOCK


     Pursuant to the Company's Second Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), the Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of July 31, 1998, the Company had 36,191,985 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.


COMMON STOCK

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of common stockholders and do not have cumulative voting rights.

     Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding preferred stock. The Company does not intend to pay cash dividends on the Common Stock in the foreseeable future. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK


     Under the Company's Certificate of Incorporation, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, with such voting powers, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors. As of the date of this Prospectus, no shares of Preferred Stock are outstanding or designated as to series. It is not possible to state the actual effect of the authorization and issuance of a new series of Preferred Stock upon the rights of holders of the Common Stock and other series of Preferred Stock unless and until the Board of Directors determines the attributes of such new series of Preferred Stock and the specific rights of its holders. Such effects might include, however, (i) restrictions on dividends on Common Stock and other series of Preferred Stock if dividends on such new series of Preferred Stock have not been paid; (ii) dilution of the voting power of Common Stock and other series of Preferred Stock to the extent that such new series of Preferred Stock has voting rights, or to the extent that any such new series of Preferred Stock is convertible into Common Stock; (iii) dilution of the equity interest of Common Stock and other series of Preferred Stock; and (iv) limitation on the right of holders of Common Stock and other series of Preferred Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference attributable to such new series of Preferred Stock. While the ability of the Company to issue Preferred Stock provides flexibility in connection with possible acquisitions and other corporate purposes, its issuance could be used to impede an attempt by a third party to acquire a majority of the outstanding voting stock of the Company.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services L.L.C.

ANTI-TAKEOVER PROVISIONS


     The Certificate of Incorporation and the Company's Restated Bylaws (the "Bylaws") of the Company and the Delaware General Corporation Law (the "DGCL") include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's Board of Directors rather than pursue non-negotiated takeover attempts.


     Stockholder Action by Written Consent. Under the DGCL, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. The Certificate of Incorporation and the Bylaws of the Company provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock is required to approve any merger or consolidation of the Company or any sale or transfer of all or substantially all of the assets of the Company.


     Blank Check Preferred Stock. The Certificate of Incorporation of the Company authorizes blank check Preferred Stock. The Board of Directors of the Company can set the voting, redemption, conversion and other rights relating to such Preferred Stock and can issue such stock in either a private or public transaction. The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.



     Delaware Takeover Statute. The Company is subject to Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder (i.e., any person owning 15% or more of the Company's outstanding voting stock) from engaging in a business combination (as defined below) with a Delaware corporation for a period of three years from the time such person becomes an interested stockholder of such corporation, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or (iii) on or subsequent to the time of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.



     Section 203 defines a "business combination" to include (i) any merger or consolidation involving a corporation and an interested stockholder, (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested stockholder, (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder, (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.


                              PLAN OF DISTRIBUTION

GENERAL


     The Securities offered hereby may be sold in any one or more of the following ways from time to time: (i) to or through underwriters; (ii) through dealers; (iii) directly to other purchasers or (iv) through agents.


     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or the applicable Issuer, or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or the applicable Issuer, as the case may be, and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.



     During and after an offering through underwriters, such underwriters may purchase and sell the Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Securities sold for their account may be reclaimed by the syndicate if such Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.



     The Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom such Securities are sold for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.



     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company or the applicable Issuer against or contribution toward certain liabilities, including liabilities under the Securities Act.



                             VALIDITY OF SECURITIES



     The validity of the Securities (other than the Preferred Securities) will be passed on for the Company and the Issuers by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with the offering of the Preferred Securities will be passed upon for any agents, dealers or underwriters by Baker & Botts, L.L.P., Houston, Texas. The validity of the Preferred Securities will be passed upon for the Company and the Issuers by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuers.


                                    EXPERTS


     The consolidated financial statements of Newfield Exploration Company appearing in Newfield
Exploration Company's Annual Report (Form 10-K) for the year ended December 31, 1997, which is incorporated in this Prospectus and Registration Statement by reference, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements have been incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Certain information included or incorporated by reference in this Prospectus relating to the Company's proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Securities. All the amounts shown are estimates, except the registration fee.


Registration fee............................................  $ 81,125
Fees and expenses of accountants............................    35,000
Fees and expenses of legal counsel..........................   125,000
Fees and expenses of Trustee and counsel....................     7,500
Printing and engraving expenses.............................    85,000
Blue Sky fees and expenses (including counsel)..............     5,000
Miscellaneous...............................................    11,375
                                                              --------
          Total.............................................  $350,000
                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Seventh of the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with Article VI of its Restated Bylaws (the "Bylaws") provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the Company or is a person who is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust (including the Issuers), employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI of the Bylaws expressly provides that it is not the exclusive method of indemnification.


     Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.


     Under Section 8.6 of the Forms of Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, First Union National Bank, First Union Trust Company, National Association and the

Administrative Trustees named therein filed as exhibits to the Registration Statement, the Company will agree to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee under the Trust Agreement (which includes three officers of the Company), (ii) any affiliate of any such Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any such Trustee, and (iv) any employee or agent of the Issuer or its affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Issuer or in connection with the administration of the Issuer or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.


     Howard H. Newman, a director of the Company and a Managing Director of E.
M. Warburg, Pincus & Co., LLC ("Warburg"), is indemnified by an affiliate of Warburg against certain liabilities that he may incur as a result of his serving as a director of the Company. Thomas G. Ricks, a director of the Company and President and Chief Executive Officer of The University of Texas Investment Management Company ("UTIMCO"), is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the Company.


     The Underwriting Agreements that the Company may enter into with respect to the offer and sale of Securities covered by this Registration Statement will contain certain provisions for the indemnification of directors and officers of the Company and the Underwriters against civil liabilities under the Securities Act.


ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


      EXHIBIT NO.                                  EXHIBITS
      -----------                                  --------
         ***1.1          -- Form of Underwriting Agreement (Debt Securities).
         ***1.2          -- Form of Underwriting Agreement (Common Stock).
         ***1.3          -- Form of Underwriting Agreement (Preferred Stock).
         ***1.4          -- Form of Underwriting Agreement (Securities Warrants).
         ***1.4          -- Form of Underwriting Agreement (Preferred Securities).
            4.1          -- Second Restated Certificate of Incorporation of the
                            Company (incorporated by reference to Exhibit 3.1 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 33-69540)).
            4.1.1        -- Certificate of Amendment to Second Restated Certificate
                            of Incorporation of the Company dated May 15, 1997
                            (incorporated by reference to Exhibit 3.1.1 to the
                            Company's Registration Statement on Form S-3
                            (Registration No. 333-32582)).
            4.2          -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form
                            10-K for the year ended December 31, 1994).
            4.3          -- Indenture dated as of October 15, 1997 among the Company, as issuer, and First Union National Bank, as trustee
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-39563)).
           *4.4          -- Form of Senior Debt Indenture for senior notes.
           *4.5          -- Form of Senior Debt Indenture for senior subordinated
                            notes (set forth as Exhibit 4.4 hereto).
           *4.6          -- Form of Subordinated Debt Indenture.

      EXHIBIT NO.                                  EXHIBITS
      -----------                                  --------
         ***4.7          -- Form of Debt Securities.
         ***4.8          -- Form of Securities Warrants.
         ***4.9          -- Form of Depositary Agreement.
         ***4.10         -- Form of Depositary Receipt.
           *4.11         -- Certificate of Trust of Newfield Financial Trust I.
           *4.12         -- Trust Agreement of Newfield Financial Trust I.
           *4.13         -- Form of Amended and Restated Trust Agreement of Newfield
                            Financial Trust I.
           *4.14         -- Form of Trust Preferred Security Certificate of Newfield
                            Financial Trust I (included in Exhibit 4.13).
           *4.15         -- Certificate of Trust of Newfield Financial Trust II.
           *4.16         -- Trust Agreement of Newfield Financial Trust II.
           *4.17         -- Form of Amended and Restated Trust Agreement of Newfield
                            Financial Trust II (set forth as Exhibit 4.13).
           *4.18         -- Form of Trust Preferred Security Certificate for Newfield
                            Financial Trust II (included in Exhibit 4.17).
           *4.19         -- Form of Junior Convertible Subordinated Indenture
                            relating to Debentures to be issued to Newfield Financial
                            Trust I.
           *4.20         -- Form of Debentures of the Company to be issued to
                            Newfield Financial Trust I (included in Exhibit 4.19).
           *4.21         -- Form of Junior Convertible Subordinated Indenture
                            relating to Debentures to be issued to Newfield Financial
                            Trust II (set forth as Exhibit 4.19).
           *4.22         -- Form of Debentures of the Company to be issued to
                            Newfield Financial Trust II (included in Exhibit 4.21).
           *4.23         -- Form of Guarantee with respect to the Preferred
                            Securities issued by Newfield Financial Trust I.
           *4.24         -- Form of Guarantee with respect to the Preferred
                            Securities issued by Newfield Financial Trust II (set
                            forth as Exhibit 4.23).
           *5.1          -- Opinion of Vinson & Elkins L.L.P.
           *5.2          -- Opinion of Richards, Layton & Finger, P.A., as to the
                            validity of the Preferred Securities of Newfield
                            Financial Trust I.
           *5.3          -- Opinion of Richards, Layton & Finger, P.A., as to the
                            validity of the Preferred Securities of Newfield
                            Financial Trust II.
         ***8.1          -- Opinion of Vinson & Elkins L.L.P. relating to certain tax matters.
          *12.1          -- Calculation of Ratio of Earnings to Fixed Charges.
         **23.1          -- Consent of PricewaterhouseCoopers LLP.
         **23.2          -- Consent of Ryder Scott Company.
          *23.3          -- Consent of Vinson & Elkins L.L.P. (included in Exhibits
                            5.1 and 8.1).
          *23.4          -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibits 5.2 and 5.3).
         **24.1          -- Powers of Attorney.

      EXHIBIT NO.                                  EXHIBITS
      -----------                                  --------
          *25.1          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Debt Indenture for senior notes.
          *25.2          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Debt Indenture for senior subordinated notes.
          *25.3          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Subordinated Debt Indenture.
          *25.4          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Indenture relating to the Debentures to be issued to
                            Newfield Financial Trust I.
          *25.5          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Indenture relating to the Debentures to be issued to
                            Newfield Financial Trust II.
          *25.6          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under
                            Guarantee with respect to the Preferred Securities of
                            Newfield Financial Trust I.
          *25.7          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under
                            Guarantee with respect to the Preferred Securities of
                            Newfield Financial Trust II.
          *25.8          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the property trustee
                            under the Amended and Restated Trust Agreement of
                            Newfield Financial Trust I.
          *25.9          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the property trustee
                            under the Amended and Restated Trust Agreement of
                            Newfield Financial Trust II.


---------------


  * Filed herewith.



 ** Previously filed.



*** The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement to be used in connection with an offering of securities and (iii) any opinions of Vinson & Elkins L.L.P. not previously filed.


ITEM 17. UNDERTAKINGS.


     (a) The registrants hereby undertake:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The registrants hereby undertake that:



          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



     (e) The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of September, 1998.


                                            NEWFIELD EXPLORATION COMPANY

                                            By      /s/ JOE B. FOSTER
                                             -----------------------------------
                                                        Joe B. Foster
                                              Chairman of the Board, President
                                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3, 1998.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  /s/ JOE B. FOSTER                    Chairman of the Board, President and Chief
-----------------------------------------------------    Executive Officer (Principal Executive
                    Joe B. Foster                        Officer)

                          *                            Vice President -- Operations and Director
-----------------------------------------------------
                  Robert W. Waldrup

                /s/ TERRY W. RATHERT                   Vice President -- Planning and Administration
-----------------------------------------------------    and Secretary (Principal Financial Officer)
                  Terry W. Rathert

                          *                            Controller and Assistant Secretary (Principal
-----------------------------------------------------    Accounting Officer)
                   Ronald P. Lege

                          *                            Director
-----------------------------------------------------
                Philip J. Burguieres

                          *                            Director
-----------------------------------------------------
               Charles W. Duncan, Jr.

                          *                            Director
-----------------------------------------------------
                  Dennis R. Hendrix

                          *                            Director
-----------------------------------------------------
                  Terry Huffington

                                                       Director
-----------------------------------------------------
                  Howard H. Newman

                          *                            Director
-----------------------------------------------------
                   Thomas G. Ricks

                          *                            Director
-----------------------------------------------------
                   John C. Sawhill

               SIGNATURE                                            TITLE
               ---------                                            -----

                   *                                              Director
-----------------------------------------
              C.E. Shultz

*By:     /s/ TERRY W. RATHERT
-----------------------------------------
            Terry W. Rathert
            Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of Newfield Financial Trust I and Newfield Financial Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 1998.



                                            NEWFIELD FINANCIAL TRUST I


                                            NEWFIELD FINANCIAL TRUST II



                                            By: NEWFIELD EXPLORATION COMPANY,


                                              as Depositor

                                              ----------------------------------


                                                By: /s/ TERRY W. RATHERT

                                                --------------------------------

                                                        Terry W. Rathert


                                                 Vice President -- Planning and


                                                  Administration and Secretary

                                 EXHIBIT INDEX


      EXHIBIT NO.                                  EXHIBITS
      -----------                                  --------
         ***1.1          -- Form of Underwriting Agreement (Debt Securities).
         ***1.2          -- Form of Underwriting Agreement (Common Stock).
         ***1.3          -- Form of Underwriting Agreement (Preferred Stock).
         ***1.4          -- Form of Underwriting Agreement (Securities Warrants).
         ***1.4          -- Form of Underwriting Agreement (Preferred Securities).
            4.1          -- Second Restated Certificate of Incorporation of the
                            Company (incorporated by reference to Exhibit 3.1 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 33-69540)).
            4.1.1        -- Certificate of Amendment to Second Restated Certificate
                            of Incorporation of the Company dated May 15, 1997
                            (incorporated by reference to Exhibit 3.1.1 to the
                            Company's Registration Statement on Form S-3
                            (Registration No. 333-32582)).
            4.2          -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form
                            10-K for the year ended December 31, 1994).
            4.3          -- Indenture dated as of October 15, 1997 among the Company, as issuer, and First Union National Bank, as trustee
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-39563)).
           *4.4          -- Form of Senior Debt Indenture for senior notes.
           *4.5          -- Form of Senior Debt Indenture for senior subordinated
                            notes (set forth as Exhibit 4.4 hereto).
           *4.6          -- Form of Subordinated Debt Indenture.
         ***4.7          -- Form of Debt Securities.
         ***4.8          -- Form of Securities Warrants.
         ***4.9          -- Form of Depositary Agreement.
         ***4.10         -- Form of Depositary Receipt.
           *4.11         -- Certificate of Trust of Newfield Financial Trust I.
           *4.12         -- Trust Agreement of Newfield Financial Trust I.
           *4.13         -- Form of Amended and Restated Trust Agreement of Newfield
                            Financial Trust I.
           *4.14         -- Form of Trust Preferred Security Certificate of Newfield
                            Financial Trust I (included in Exhibit 4.13).
           *4.15         -- Certificate of Trust of Newfield Financial Trust II.
           *4.16         -- Trust Agreement of Newfield Financial Trust II.
           *4.17         -- Form of Amended and Restated Trust Agreement of Newfield
                            Financial Trust II (set forth as Exhibit 4.13).
           *4.18         -- Form of Trust Preferred Security Certificate for Newfield
                            Financial Trust II (included in Exhibit 4.17).
           *4.19         -- Form of Junior Convertible Subordinated Indenture
                            relating to Debentures to be issued to Newfield Financial
                            Trust I.
           *4.20         -- Form of Debentures of the Company to be issued to
                            Newfield Financial Trust I (included in Exhibit 4.19).
           *4.21         -- Form of Junior Convertible Subordinated Indenture
                            relating to Debentures to be issued to Newfield Financial
                            Trust II (set forth as Exhibit 4.19).
           *4.22         -- Form of Debentures of the Company to be issued to
                            Newfield Financial Trust II (included in Exhibit 4.21).
           *4.23         -- Form of Guarantee with respect to the Preferred
                            Securities issued by Newfield Financial Trust I.

      EXHIBIT NO.                                  EXHIBITS
      -----------                                  --------
           *4.24         -- Form of Guarantee with respect to the Preferred
                            Securities issued by Newfield Financial Trust II (set
                            forth as Exhibit 4.23).
           *5.1          -- Opinion of Vinson & Elkins L.L.P.
           *5.2          -- Opinion of Richards, Layton & Finger, P.A., as to the
                            validity of the Preferred Securities of Newfield
                            Financial Trust I.
           *5.3          -- Opinion of Richards, Layton & Finger, P.A., as to the
                            validity of the Preferred Securities of Newfield
                            Financial Trust II.
         ***8.1          -- Opinion of Vinson & Elkins L.L.P. relating to certain tax matters.
          *12.1          -- Calculation of Ratio of Earnings to Fixed Charges.
         **23.1          -- Consent of PricewaterhouseCoopers LLP.
         **23.2          -- Consent of Ryder Scott Company.
          *23.3          -- Consent of Vinson & Elkins L.L.P. (included in Exhibits
                            5.1 and 8.1).
          *23.4          -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibits 5.2 and 5.3).
         **24.1          -- Powers of Attorney.
          *25.1          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Debt Indenture for senior notes.
          *25.2          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Debt Indenture for senior subordinated notes.
          *25.3          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Subordinated Debt Indenture.
          *25.4          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Indenture relating to the Debentures to be issued to
                            Newfield Financial Trust I.
          *25.5          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Indenture relating to the Debentures to be issued to
                            Newfield Financial Trust II.
          *25.6          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under
                            Guarantee with respect to the Preferred Securities of
                            Newfield Financial Trust I.
          *25.7          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under
                            Guarantee with respect to the Preferred Securities of
                            Newfield Financial Trust II.
          *25.8          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the property trustee
                            under the Amended and Restated Trust Agreement of
                            Newfield Financial Trust I.
          *25.9          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the property trustee
                            under the Amended and Restated Trust Agreement of
                            Newfield Financial Trust II.


---------------


  * Filed herewith.



 ** Previously filed.



*** The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement to be used in connection with an offering of securities and (iii) any opinions of Vinson & Elkins L.L.P. not previously filed.